Unaudited pro forma consolidated financial data

(Dollar amounts presented in thousands, except per share amounts unless specifically noted)

The following unaudited pro forma consolidated financial information is presented to illustrate the estimated effects of the acquisition (“the Acquisition”) by SIFCO Industries, Inc. (“SIFCO,” “we”, or the “Company) of C*Blade S.p.A. Forging and Manufacturing (“C*Blade”) from Riello Investimenti Partners SGR S.p.A, Giorgio Visentini, Giorgio Frassini, Giancarlo Sclabi, and Matteo Talmassons (collectively the “Sellers,” or “Riello Investimenti Partners”).
The following unaudited pro forma consolidated balance sheet as of March 31, 2015 and the unaudited pro forma consolidated statements of operations for the fiscal year ended September 30, 2014 and for the six months ended March 31, 2015 are derived from and should be read in conjunction with the historical audited financial statements of SIFCO for the fiscal year ended September 30, 2014 (which are available in SIFCO’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014) and the historical unaudited interim financial statements of SIFCO for the six month period ended March 31, 2015 (which are available in SIFCO’s Form 10-Q for the period ended March 31, 2015).

For purposes of the pro forma consolidated statements of operations, C*Blade has presented a twelve month period ended June 30, 2014 and a six month period ended December 31, 2014. This information was derived from the historical audited financial statements of C*Blade for the year ended December 31, 2014 as included within this Form 8-K/A and the historical unaudited financial information of C*Blade for the year ended December 31, 2013 and six months periods ended June 30, 2013 and 2014. Finally, SIFCO utilized C*Blade’s audited balance sheet as of December 31, 2014 for the unaudited pro forma consolidated balance sheet.

SIFCO prepares its financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) with all amounts stated in U.S. dollars. C*Blade has prepared its financial statements in accordance with U.S. GAAP with all amounts presented in Euro (“EUR” or “€”). In order to present the unaudited pro forma consolidated financial statements in U.S. dollars, C*Blade’s statement of operations has been translated using the weighted average exchange rate of € 1.36 to $1.00 for the period July 1, 2013 through June 30, 2014 and € 1.29 to $1.00 for the period July 1, 2014 through December 31, 2014. C*Blade’s balance sheet has been translated to US dollars using the exchange rate of € 1.21 to $1.00 as of December 31, 2014.

On June 26, 2015, SIFCO entered into a Credit and Security Agreement (the “Credit Agreement”), together with the Acquisition (known as the “Transactions”), with KeyBank National Association and the lenders from time to time party thereto. The new facility has a term of five years and is comprised of (i) a revolving credit facility in a maximum amount of $25,000, which reduces to $20,000 on January 1, 2016, and (ii) a term loan of $20,000. Amounts borrowed under the new facility were used to repay the amounts outstanding under the Company’s prior credit facility with Fifth Third Bank, for the acquisition of C*Blade S.p.A. Forging & Manufacturing, and for working capital and general corporate purposes. Principle payments on the term loan are payable quarterly. Interest accrues monthly on both the term loan and revolving credit facility at a variable rate of LIBOR plus a margin of 1.75% for base rate loans and LIBOR plus a margin of 2.5% for Eurodollar loans. Borrowings will bear interest at the LIBOR rate, prime rate, or the Eurocurrency reference rate depending on the type of loan requested by the Company, in each case plus the applicable margin as set forth in the Credit Agreement.

The unaudited pro forma consolidated statements of operations give effect to the Transactions as if they occurred on October 1, 2013, the beginning of SIFCO’s fiscal year. The unaudited pro forma consolidated balance sheet gives effect to the Transactions as if it occurred on March 31, 2015. The historical consolidated financial information has been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are: (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), and using the fair value concepts defined in ASC 820, “Fair Value Measurements” (“ASC 820”). ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma consolidated financial data is based upon management’s internally developed preliminary estimates of the fair market value of assets acquired and liabilities assumed, as if the Transactions had occurred on the above dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and in some instances are incomplete and have been made solely for the purpose of developing the unaudited pro forma consolidated financial data.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of: (i) results of operations and financial position that would have been achieved had the Transactions taken place on the dates indicated or (ii) the future results of operations or financial position of the consolidated company. Differences between preliminary estimates and the final acquisition accounting may arise and have a material impact on the accompanying pro forma financial statements and SIFCO’s future results of operations and financial position. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma consolidated financial information.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2014
(in thousands, expect per share amounts)

	Historical
	SIFCO	C*Blade	Total Historical	Pro Forma Adjustments For The Transaction (Note 6)	Footnote Reference	Pro Forma Consolidated
	Year Ended September 30, 2014	Year Ended June 30, 2014

Net sales	$119,654	$30,368	$150,022	$—		$150,022
Cost of goods sold	93,729	23,672	117,401	(387)	6b	117,014
Gross profit	25,925	6,696	32,621	387		33,008
Selling, general and administrative expenses	15,680	4,364	20,044	(548)	6e	19,496
Amortization of intangible assets	2,161	88	2,249	784	6c	3,033
(Gain) on disposal of operating assets	(3)	(5)	(8)	—		(8)
Operating income	8,087	2,249	10,336	151		10,487
Interest income	(17)	(15)	(32)	—		(32)
Interest expense	201	734	935	1,515	6a	2,450
Foreign currency exchange (gain) loss, net	(20)	8	(12)	—		(12)
Other income, net	(433)	—	(433)	—		(433)
Income (loss) from continuing operations before income tax provision (benefit)	8,356	1,522	9,878	(1,364)		8,514
Income tax provision (benefit)	2,753	814	3,567	(453)	6d	3,114
Income (loss) from continuing operations	5,603	708	6,311	(911)		5,400
Income (loss) from discontinued operations, net of tax	(580)	—	(580)	—		(580)
Net income (loss)	$5,023	$708	$5,731	$(911)		$4,820

Income (loss) per share from continuing operations
Basic	$1.04					$1.00
Diluted	$1.03					$1.00
Income (loss) per share from discontinued operations, net of tax
Basic	$(0.11)					$(0.11)
Diluted	$(0.11)					$(0.11)
Net income (loss) per share
Basic	$0.93					$0.89
Diluted	$0.92					$0.89

Weighted-average number of common shares (basic)	5,402					5,402
Weighted-average number of common shares (diluted)	5,424					5,424
See accompanying notes to unaudited pro forma consolidated financial information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended March 31, 2015
(in thousands, expect per share amounts)

	Historical
	SIFCO	C*Blade	Total Historical	Pro Forma Adjustments For The Transaction (Note 6)	Footnote Reference	Pro Forma Consolidated
	Six Months Ended March 31, 2015	Six Months Ended December 31, 2014

Net sales	$44,695	$14,367	$59,062	$—		$59,062
Cost of goods sold	37,992	10,126	48,118	(294)	6b	47,824
Gross profit	6,703	4,241	10,944	294		11,238
Selling, general and administrative expenses	8,930	1,771	10,701	(689)	6e	10,012
Amortization of intangible assets	1,040	40	1,080	396	6c	1,476
Loss on disposal of operating assets	2	12	14	—		14
Operating income	(3,269)	2,418	(851)	587		(264)
Interest income	(7)	—	(7)	—		(7)
Interest expense	108	325	433	648	6a	1,081
Foreign currency exchange (gain) loss, net	(57)	28	(29)	—		(29)
Other income, net	(214)	—	(214)	—		(214)
Income (loss) from continuing operations before income tax provision (benefit)	(3,099)	2,065	(1,034)	(61)		(1,095)
Income tax provision (benefit)	(894)	596	(298)	(20)	6d	(318)
Income (loss) from continuing operations	(2,205)	1,469	(736)	(41)		(777)
Income (loss) from discontinued operations, net of tax	736	—	736	—		736
Net income (loss)	$(1,469)	$1,469	$—	$(41)		$(41)

Income (loss) per share from continuing operations
Basic	$(0.41)					$(0.14)
Diluted	$(0.41)					$(0.14)
Income (loss) per share from discontinued operations, net of tax
Basic	$0.14					$0.14
Diluted	$0.14					$0.14
Net income (loss) per share
Basic	$(0.27)					$(0.01)
Diluted	$(0.27)					$(0.01)

Weighted-average number of common shares (basic)	5,430					5,430
Weighted-average number of common shares (diluted)	5,447					5,447
See accompanying notes to unaudited pro forma consolidated financial information

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2015
(In thousands)

	SIFCO	C*Blade	Total Historical
	As of March 31, 2015	As of December 31, 2014		Pro Forma Adjustments For the Transaction (Note 7)	Footnote Reference	Pro Forma Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$4,687	$1,238	$5,925	$3,119	7a	$9,044
Accounts receivable, net	23,245	5,332	28,577	—		28,577
Inventories, net	25,660	5,383	31,043	737	7b	31,780
Refundable income taxes	1,802	—	1,802	—		1,802
Deferred income taxes	791	1,394	2,185	735	7g	2,920
Prepaid expenses and other current assets	3,302	619	3,921	—		3,921
Total current assets	59,487	13,966	73,453	4,591		78,044
Property and equipment, net	36,729	10,599	47,328	7,825	7c	55,153
Intangible assets, net	10,450	131	10,581	5,682	7d	16,263
Goodwill	7,658	7,989	15,647	(342)	7e	15,305
Other assets	521	99	620	316	7j	936
Total assets	$114,845	$32,784	$147,629	$18,072		$165,701

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$2,000	$2,618	$4,618	$976	7h	$5,594
Short-term debt	—	5,540	5,540	—		5,540
Accounts payable	9,617	4,380	13,997	—		13,997
Accrued liabilities	6,702	4,850	11,552	(125)	7i	11,427
Current liabilities of business from discontinued operations	10	—	10	—		10
Total current liabilities	18,329	17,388	35,717	851		36,568
Long-term debt, net of current maturities	15,575	7,935	23,510	20,215	7h	43,725
Deferred income taxes	772	768	1,540	4,321	7g	5,861
Pension liability	4,056	543	4,599	—		4,599
Other long-term liabilities	331	168	499	(168)	7i	331
Shareholders’ equity:			—			—
Common stock	5,470	4,239	9,709	(4,239)	7f	5,470
Treasury shares	—	(536)	(536)	536	7f	—
Additional paid-in capital	9,444	—	9,444	—		9,444
Retained earnings	71,215	2,279	73,494	(3,444)	7f	70,050
Accumulated other comprehensive loss	(10,347)	—	(10,347)	—		(10,347)
Total shareholders’ equity	75,782	5,982	81,764	(7,147)		74,617
Total liabilities and shareholders’ equity	$114,845	$32,784	$147,629	$18,072		$165,701
See accompanying notes to unaudited pro forma consolidated financial information

Notes to Unaudited Pro Forma Consolidated Financial Information

(Dollar amounts presented in thousands, except per share amounts unless specifically noted)

Note 1- Basis of presentation

The unaudited pro forma consolidated financial information herein is based upon the historical consolidated financial statements of SIFCO and C*Blade and has been prepared to illustrate the effects of the Transactions in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.
The Acquisition will be accounted for in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting under the provisions of ASC 805. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma consolidated financial data is based upon management’s internally developed preliminary estimates of the fair market value of assets acquired and liabilities assumed, as if the Transactions had occurred on March 31, 2015, with respect to the unaudited pro forma consolidated balance sheet. With respect to the unaudited pro forma consolidated statement of operations, the allocation of purchase price is reflected for the year ended September 30, 2014 and the six months ended March 31, 2015. This allocation of purchase price depends upon certain estimates and assumptions, all of which are preliminary and in some instances are incomplete and have been made solely for the purpose of developing the unaudited pro forma consolidated financial data. Actual results following completion of the purchase price allocation may be materially different from those presented herein.

Note 2- Description of the transactions

On March 16, 2015, SIFCO entered into a share purchase agreement (the “Agreement”) with Riello Investimenti Partners pursuant to which SIFCO acquired all of the outstanding share capital of C*Blade on July 1, 2015 for approximately $15,852 in cash, net of the current indebtedness of C*Blade assumed by the Company. As a result of the acquisition, SIFCO acquired 100% of C*Blade’s shares issued and outstanding.

On June 26, 2015, SIFCO entered into a new credit facility. The new facility has a term of five years and is comprised of (i) a revolving credit facility in a maximum borrowing amount of up to $25,000, which reduces to $20,000 on January 1, 2016, and (ii) a term loan of $20,000. Amounts borrowed under the new facility were used to repay the amounts outstanding under the Company’s prior credit facility with Fifth Third Bank, for the acquisition of C*Blade S.p.A. Forging & Manufacturing, and for working capital and general corporate purposes.

The purchase price paid by SIFO was funded by cash on hand and proceeds from the new credit facility.

Note 3- Preliminary allocation of consideration transferred to the net assets acquired

For the purposes of this pro forma financial information, preliminary fair values have been determined by management for all assets acquired and liabilities assumed. The excess of the acquisition consideration over the fair value of net assets acquired is allocated to goodwill. The adjustments to reflect the acquisition method of accounting are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances.

The following table summarizes the preliminary purchase price allocation as if the Acquisition had occurred as of March 31, 2015:

Purchase price of the Acquisition (a)	$15,852

Allocation of purchase price to the fair market values of net assets acquired:
Goodwill (b)	$7,647
Intangible assets (c)	5,813
Property, plant and equipment (d)	18,424
Deferred tax liability, net (e)	(3,695)
Other assets/liabilities, net (f)	3,657
Debt (g)	(15,994)
Total	$15,852

(a)	The Agreement provides that the equity purchase price was equal to approximately $29,685, subject to customary working capital and indebtedness adjustments.

Purchase price of the Acquisition	$15,852

Consideration transferred:
Equity purchase price	$29,685
Plus working capital adjustment	2,161
Less closing amount of indebtedness	(15,994)
Purchase price of the Acquisition	$15,852

(b)
Represents the preliminary calculation of the excess of the purchase price over the fair values of assets acquired and liabilities assumed as a result of the Acquisition. This goodwill will not be deductible for income tax purposes.

(c)	See discussion of fair market values of intangible assets at Note 7 - item (d).

(d)	See discussion of fair market values of property, plant and equipment at Note 7 - item (c).

(e)	See discussion of deferred tax liability, net at Note 7-item (g).

(f)	Represents the fair value of other assets acquired and liabilities assumed.

(g)	Represents the fair value of (i) C*Blade’s current maturities of long term debt of $2,737 plus (ii) short term debt of $5,540 plus (iii) C*Blade’s long term debt, net of current maturities, of $7,717.

Note 4-Reconciliation and foreign translation of C*Blade’s unaudited historical statement of operations

The following is a reconciliation of C*Blade’s unaudited historical statement of operations for the twelve months ended June 30, 2014 as derived from the unaudited results of operations for the year ended December 31, 2013 less the unaudited historical statement of operations for the six months ended June 30, 2013 plus the unaudited historical statement of operations for the six months ended June 30, 2014 using a weighted average rate of €1.36 to $1.00 for the period July 1, 2013 through June 30, 2014.

C*Blade
Historical Statements of Operations
(in thousands)

	A	B	C	D=A-B+C
	C*Blade Acquisition
	Twelve Months Ended December 31, 2013	Six Months Ended June 30, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
	Unaudited EUR	Unaudited EUR	Unaudited EUR	Unaudited EUR	Unaudited USD
Net sales	€22,572	€10,384	€10,192	€22,380	$30,368
Cost of goods sold	17,546	9,039	8,938	17,445	23,672
Gross profit	5,026	1,345	1,254	4,935	6,696

Selling, general and administrative expenses	3,309	1,541	1,448	3,216	4,364
Amortization of intangible assets	42	5	28	65	88
(Gain) on disposal of operating assets	(4)	—	—	(4)	(5)
Operating income (loss)	1,679	(201)	(222)	1,658	2,249
Interest income	(11)	—	—	(11)	(15)
Interest expense	583	319	277	541	734
Foreign currency exchange (gain) loss, net	(1)	(3)	4	6	8
Other income, net	—		—	—	—
Income (loss) from continuing operations before income tax provision	1,108	(517)	(503)	1,122	1,522
Income tax provision (benefit)	585	144	159	600	814
Income (loss) from continuing operations	523	(661)	(662)	522	708
(Loss) from discontinued operations, net of tax			—	—	—
Net income (loss)	€523	€(661)	€(662)	€522	$708

The following is a reconciliation of C*Blade’s unaudited statement of operations for the six months ended December 31, 2014, as derived from C*Blade’s audited statement of operations for the year ended December 31, 2014 less the unaudited statement of operations for the six month period ended June 30, 2014 using a weighted average rate of €1.29 to $1.00 for the period July 1, 2014 through December 31, 2014:
C*Blade
Historical Statements of Operations
(in thousands)

	A	B	C=A-B
	C*Blade Acquisition
	Twelve Months Ended December 31, 2014	Six Months Ended June 30, 2014	Six Months Ended December 31, 2014	Six Months Ended December 31, 2014
	Audited	Unaudited	Unaudited	Unaudited
	EUR	EUR	EUR	USD
Net sales	€21,360	€10,192	€11,168	$14,367
Cost of goods sold	16,809	8,938	7,871	10,126
Gross profit	4,551	1,254	3,297	4,241

Selling, general and administrative expenses	2,825	1,448	1,377	1,771
Amortization of intangible assets	59	28	31	40
(Gain) on disposal of operating assets	9	—	9	12
Operating income (loss)	1,658	(222)	1,880	2,418
Interest income	—	—	—	—
Interest expense	530	277	253	325
Foreign currency exchange (gain) loss, net	26	4	22	28
Other income, net	—	—	—	—
Income (loss) from continuing operations before income tax provision	1,102	(503)	1,605	2,065
Income tax provision (benefit)	622	159	463	596
Income (loss) from continuing operations	480	(662)	1,142	1,469
(Loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	€480	€(662)	€1,142	$1,469

Note 5- Foreign translation of C*Blade’s audited historical balance sheet

The following table reflects the audited balance sheet for C*Blade that has been translated to U.S. dollars using the exchange rate of approximately €1.21 to $1.00 as of December 31, 2014.

	C*Blade As Reported	C*Blade Translated
	Audited (EUR)	Audited (USD)
	as of December 31, 2014	as of December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	€1,022	$1,238
Accounts receivable, net	4,403	5,332
Inventories, net	4,445	5,383
Refundable income taxes	—	—
Deferred income taxes	1,151	1,394
Prepaid expenses and other current assets	511	619
Total current assets	11,532	13,966
Property and equipment, net	8,752	10,599
Intangible assets, net	108	131
Goodwill	6,597	7,989
Other assets	82	99
Total assets	€27,071	$32,784

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	€2,162	$2,618
Short term debt	4,575	5,540
Accounts payable	3,617	4,380
Accrued liabilities	4,005	4,850
Total current liabilities	14,359	17,388
Long-term debt, net of current maturities	6,552	7,935
Deferred income taxes	634	768
Pension liability	448	543
Other long-term liabilities	139	168
Shareholders’ equity:
Common stock	3,500	4,239
Treasury shares	(443)	(536)
Retained earnings	1,882	2,279
Total shareholders’ equity	4,939	5,982
Total liabilities and shareholders’ equity	€27,071	$32,784

Note 6- Pro forma adjustments for the consolidated statements of operations

The following is a summary of material adjustments for amounts reported in the unaudited pro forma consolidated statements of operations for the year ended September 30, 2014 and for the six months ended March 31, 2015 under the “Pro Forma Adjustments for the Transactions” column heading.

(a) Represents the following adjustments to interest expense:

	Pro forma adjustment for year ended September 30, 2014	Pro forma adjustment for the six months ended March 31, 2015
Pro forma interest expense:
New debt issuances
Interest expense on revolving credit facility (1)	$785	$392
Interest expense on term loan (1)	829	372
Revolver commitment fee (2)	17	9
Pre-existing debt
Adjustment to interest expense on secured and unsecured credit facilities (3)	5	(57)
Pro forma non-cash interest expense:
Amortization of deferred financing costs revolving credit facility (4)	80	40
Retired debt:
Less historical interest expense on revolving credit facility	(148)	(48)
Less historical interest expense on term loan	(53)	(60)
Pro forma adjustment	$1,515	$648

1.)
SIFCO financed the Acquisition in part by utilizing the new $20,000 term loan and drawing approximately $19,187 on its revolving credit facility. The term loan facility and revolving credit facility accrue interest at a variable rate of LIBOR plus a margin of 2.5%. Interest expense on the term loan also includes amortization of $322 of debt issuance costs. Actual interest rates may vary from those depicted in the pro forma amounts and a 1/8% variance in the interest rate would result in an approximately $49 and $25 change in income before income taxes for the year ended September 30, 2014 and six months ended March 31, 2015, respectively.

2.)
Represents commitment fee on the $25,000 revolving credit facility payable quarterly in arrears. Per the credit agreement, an applicable commitment fee rate of 0.3% is applied on the undrawn amount of the revolving credit facility. The company intends to pay down the revolving credit facility with operating cash over the next eighteen months.

3.)	Represents adjustments to interest expense attributable to the $99 fair value adjustment to C*Blade’s secured and unsecured credit facilities. See Note 7 - item (h) for additional information.

4.)	Represents amortization of debt issuance costs of $402 on the $25,000 revolving credit facility.

(b) Represents a net adjustment for the differences in depreciation expense historically recorded and what would have been recorded during the same periods resulting from the increase in the estimated fair values of property, plant and equipment acquired due to purchase accounting.

	Historical	Impact of fair value adjustment	Pro forma depreciation for the year ended September 30, 2014
Depreciation expense	$3,232	$(387)	$2,845

	Historical	Impact of fair value adjustment	Pro forma depreciation for the six months ended March 31, 2015
Depreciation expense	$1,643	$(294)	$1,349

(c) Represents the elimination of historical C*Blade intangible asset amortization and the recording of pro forma amortization expense on the portion of the purchase price allocated to intangible assets

	Pro forma amortization for the year ended September 30, 2014	Pro forma amortization for the six months ended March 31, 2015
Pro forma amortization	$872	$436
Less: Historical amortization	(88)	(40)
Pro forma adjustment	$784	$396

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful life of intangible assets acquired. See useful lives at Note 7- item (d).

(d) Represents the tax effect of the pro forma adjustments, using a combined federal and state statutory tax rate of approximately 34.0% for the United States and an Italian statutory tax rate of approximately 31.4%.

(e) Represents transaction costs, including legal, accounting, valuation and other professional and consulting fees.

Note 7- Pro forma adjustments for the consolidated balance sheet

The following is a summary of material adjustments for amounts reported in the unaudited pro forma consolidated balance sheet as of March 31, 2015 under the “Pro Forma Adjustments for the Transactions” column heading.

(a) Represents the following adjustments to cash

Pro forma adjustments to cash
As of March 31, 2015

Purchase of equity (1)	$(15,852)
Net impact of additional financing (2)	21,273
New deferred financing costs (3)	(402)
Transaction costs (4)	(1,900)
Total pro forma adjustments to cash	$3,119

(1)	Represents purchase of equity as discussed at Note 3- item (a).

(2)
Represents the net cash impact of additional financing to complete the acquisition including (i) $39,187 of new financing net of (ii) $17,575 to redeem pre-existing debt, (iii) $17 related to interest accrued and repaid in the Transactions and (iv) $322 of debt issuance costs which represent a reduction in proceeds attributable to the new term loan.

(3)	Reflects legal costs and other deferred financing fees recorded in connection with the revolving credit facility.

(4)	Represents transaction costs, including legal, accounting, valuation and other professional and consulting fees incurred subsequent to March 31, 2015.

(b) Represents adjustments to record the step-up inventory as a result of the Acquisition.

(c) The following table is a summary of the historical property, plant and equipment balances at March 31, 2015 and the estimated fair value adjustments and the estimated useful lives based upon a preliminary analysis performed by management:

	Historical	Pro forma adjustments	Fair value	Estimated useful life (in years)
Land	$1,465	$(915)	$550	N/A
Building and improvements, net	4,168	(172)	3,996	5-40
Machinery and equipment, net	4,966	8,912	13,878	3-20
	$10,599	$7,825	$18,424

(d) The following table is a summary of the historical intangible assets balance at March 31, 2015 and the estimated fair value adjustments and the estimated useful lives based upon a preliminary analysis performed by management:

	Historical	Pro forma adjustments	Fair value	Estimated useful life (in years)
Trade name	$—	$969	$969	5
Customer relationships	—	2,906	2,906	10
Technology assets	243	1,695	1,938	5
	243	5,570	5,813
Accumulated amortization	(112)	112	—
Total	$131	$5,682	$5,813

(e) Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The pro forma adjustment of $342 on represents the difference between the amount allocated to goodwill as a result of the Acquisition of $15,305 million and historical goodwill of $15,647.

(f) Represents (i) the elimination of C*Blade’s historical common stock, treasury shares and retained earnings as well as (ii) the impact of transaction costs, net of tax.

(g) Reflects the adjustment to deferred income tax assets and liabilities resulting from pro forma acquisition adjustments for the assets acquired and liabilities assumed. This estimate of deferred taxes is determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the assets and liabilities acquired and assumed. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment occurred. For U.S. adjustments, a U.S. tax rate of 34.0% was used. For Italian adjustments, an Italian statutory rate of 31.4% was applied. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon management's final determination of the fair value of assets acquired and liabilities assumed by jurisdiction. The table below is a reconciliation of deferred tax balances from historical SIFCO and C*Blade balances to pro forma balances:

		Pro forma adjustments as of March 31, 2015
	Historical	Impact of fair value adjustment		Subtotal	Impact of transaction costs		Pro forma
Deferred tax asset	$2,185	$—		$2,185	$735	(i)	$2,920
Deferred tax liability	(1,540)	(4,321)	(i)	(5,861)	—		(5,861)
Total	$645	$(4,321)		$(3,676)	$735		$(2,941)

i.
To calculate the impact to the deferred tax liability for the fair value adjustments, an Italian statutory rate of 31.4% was used. To calculate the impact to the deferred tax liability for the transaction cost adjustments, a U.S. tax rate of 34.0% was used. Note certain of the costs relating to the Transactions may not be considered deductible for income tax purposes.

(h) Represents adjustments to reflect additional financing arrangements that were in place upon consummation of the Transactions.

	Historical	Repayment of indebtedness	Amount of new indebtedness	Impact of fair value adjustment	Pro forma
SIFCO:
Existing term loan facility	$3,000	$(3,000)	$—	$—	$—
Existing revolving credit facility	14,575	(14,575)	—	—	—
New term loan facility	—	—	19,678	—	19,678
New revolving loan facility	—	—	19,187	—	19,187
C*Blade:
Secured credit facilities	2,618	—	—	119	2,737
Unsecured credit facilities	7,935	—	—	(218)	7,717
Total	28,128	(17,575)	38,865	(99)	49,319

Current portion:
Term loan facility					2,857
Secured credit facilities					2,737
Current portion of long-term debt					5,594

Long-term portion:
Revolving credit facility					19,187
Term loan facility					16,821
Unsecured credit facilities					7,717
Long-term portion					43,725
Total pro forma					$49,319

Pro forma adjustments to current maturities of long term debt include (i) debt issued of $2,857, (ii) less repayment of indebtedness of $2,000 and (iii) plus the impact of fair value adjustments on C*Blade debt of $119. Pro forma adjustments to long-term debt, net of current maturities, include (i) debt issued of $36,008, (ii) less repayment of indebtedness of $15,575 and (iii) less the impact of fair value adjustments on C*Blade debt of $218.

(i) Represents adjustments to reduce the current and long-term portions of deferred grant interest income assumed from C*blade to a fair value of zero.

(j) Represents pro forma adjustments to record (i) $402 in financing-related transaction fees that were incurred and capitalized in other assets (ii) less the impact of fair value adjustments on C*Blade debt of $86.